UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St., Suite 450 Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On December 6, 2022, Candel Therapeutics, Inc. (the “Company”), will host a virtual Research and Development (R&D) Day from 11:00 am – 1:30 pm ET. The event will provide an extensive overview of the Company’s viral immunotherapy approach and oncology-focused pipeline, with new data being presented from its phase 2 clinical trial of CAN-2409 in combination with anti-PD-1 agents in patients with stage III/IV non-small cell lung cancer, as well as an update on its phase 3 clinical trial of CAN-2409 in high-grade glioma.

A copy of the full corporate presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	R&D Day Corporate Presentation dated December 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Candel Therapeutics, Inc.

Date: December 6, 2022	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer